Accountants' Consent

The Board of Directors
Synovus Financial Corp.

We consent to the use of our report dated January 17, 2001, with respect to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2000, incorporated herein by reference.

/s/KPMG LLP
KPMG LLP

Atlanta, Georgia
December 10, 2001

Exhibit 23.1